Exhibit 10.23

EXECUTION VERSION

ASSIGNMENT AND TRANSFER AGREEMENT

This Assignment and Transfer Agreement (this “Agreement”) is entered into as of March [●], 2022, by and between VRM MSP Recovery Partners LLC, a Delaware limited liability company (“VRM MSP”), Series MRCS, a designated series of MDA, Series, LLC, a Delaware series limited liability company (“MRCS”), Virage Recovery Master LP, a Delaware limited partnership (“Virage Master”) and MSP Recovery, LLC, a Delaware limited liability company (“MSP Recovery”).

Recitals:

A.           WHEREAS, certain affiliates of MRCS are party to that certain Membership Interest Purchase Agreement (as it may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “MIPA”), dated as of July 11, 2021, by and among Lionheart Acquisition Corporation II, a Delaware corporation (“LCAP”), Lionheart II Holdings, LLC, a newly formed wholly owned subsidiary of LCAP (the “Purchaser”), each limited liability company set forth on Schedule 2.1(a) thereto (the “MSP Purchased Companies”), the members of the MSP Purchased Companies listed on Schedule 2.1(b) thereto (the “Members”), and John H. Ruiz, in his capacity as the representative of the Members.

B.           WHEREAS, MRCS and Virage Master each own certain membership interests in VRM MSP.

C.          WHEREAS, substantially simultaneously with the execution of this Agreement, (x) Virage Master, MRCS, John H. Ruiz, an individual (“Ruiz”), Frank C. Quesada, an individual (“Quesada” and, together with Ruiz, the “MRCS Principals” and each an “MRCS Principal”), Virage Capital Management LP, a Delaware limited partnership (“Virage Capital”), LCAP and the Purchaser are entering into that certain Master Transaction Agreement (the “MTA”), and (y) Virage Master, MRCS and Virage Capital are agreeing to enter into an amendment (the “LLCA Amendment”) to the limited liability company agreement of VRM MSP (the “LLCA”), pursuant to which agreements, among other things, (i) MRCS is agreeing to pay (or cause to be paid), and Parent is agreeing to issue (or cause to be issued), as applicable, to Virage Master, Up-C Units (as defined therein) or, at the election of Virage Master, Parent Class A Common Stock (as defined therein), having an aggregate value of $1,200,000,000 (one billion two hundred million dollars), based on a price of $10.00 (ten dollars) per Up-C Unit or $10.00 (ten dollars) per share of Parent Class A Common Stock (the “In-Kind Consideration”), and (ii) Virage Master, MRCS and Virage Capital are agreeing to certain amendments to the distributions that the members of VRM MSP are entitled to receive under the LLCA.

D.         WHEREAS, MRCS and Virage Master are together presently entitled to receive one hundred percent (100%) of the “Distributable Amounts” of “Primary Proceeds” (including “New Claims Proceeds”) and “Collateral Proceeds” (each as defined in the LLCA) distributed by VRM MSP under the terms of the LLCA (collectively, the “Proceeds”).

E.          WHEREAS, as promptly as practicable following the MTA Effective Time (as defined in the MTA) and receipt by Virage Master of both the In-Kind Consideration and the VRM Full Return (as defined in the LLCA Amendment) (such event being referred to herein as the “Triggering Event”) and the conditions set forth in Section 2, and in satisfaction of the consideration that MRCS and Virage Master each will receive as designees of the Members of the MSP Purchased Companies under the MIPA, each of Virage Master and MRCS desires to assign and transfer to MSP Recovery, effective as of such time, and MSP Recovery desires to accept from each of Virage Master and MRCS, effective as of such time, all right, title and interest of Virage Master and MRCS in, to and under any further Proceeds, and VRM MSP desires to acknowledge and consent to such assignment and transfer.

Agreements:

NOW, THEREFORE, in consideration of the agreements set forth herein and in the MIPA, the MTA, and the LLCA Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MRCS, Virage Master, VRM MSP and MSP Recovery hereby agree as follows:

1.            Assignment and Transfer of Proceeds.

(a)          Subject to, from and immediately upon the satisfaction of, the conditions set forth in Section 2, each of Virage Master and MRCS hereby agrees to assign, transfer and deliver to MSP Recovery, free and clear of all liens, encumbrances and liabilities of any kind or nature other than those that arise under the organizational documents of VRM MSP, and MSP Recovery hereby agrees to acquire and accept from each of Virage Master and MRCS, all of such right, title and interest in, to and under the Proceeds (the “Assignment”).

(b)          In furtherance of the foregoing:

i.	each of MRCS and Virage Master also hereby foregoes any right, title or interest it has to any further Proceeds in its capacity as a Member of VRM MSP, from and after the Triggering Event;

ii.	VRM MSP hereby acknowledges and consents to the Assignment; and

iii.	Virage Capital, in its capacity as the Manager (as defined in the LLCA) of VRM MSP hereby acknowledges and consents to the Assignment.

2.           Conditions to Assignment and Transfer. The terms, conditions, and obligations of the parties to consummate the Assignment are conditioned only upon:

(a)           Virage Master having received the In-Kind Consideration and the VRM Full Return (each of which will remain the property of Virage Master and not VRM MSP, MSP Recovery or any other party hereto);

(b)          All required filings under the HSR Act (as defined in the MIPA) shall have been completed and any applicable waiting period (including any extension thereof) shall have expired or been terminated; and

(c)         There shall not be in force any Law (as defined in the MIPA), judgment, injunction, decree or order of any court, arbitrator or other authority enjoining, restraining or prohibiting the consummation of the Assignment.

3.            Representations and Warranties of MRCS, Virage Master and VRM MSP. Each of MRCS, Virage Master and VRM MSP, severally and not jointly, represents and warrants as follows:

(a)           MRCS and Virage Master together hold all right, title and interest (legal and beneficial) in and to the Proceeds, and the Proceeds are being transferred free and clear of all liens, encumbrances and liabilities of any kind or nature (other than those described in Section 1).

(b)          Such party has full power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance by such party of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by such party. This Agreement, when executed and delivered by MSP Recovery, will constitute the valid and legally binding obligations of such party, enforceable in accordance with its terms except as limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (b) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies (the “Bankruptcy and Enforceability Exception”).

(c)          The execution, delivery and performance by such party of this Agreement and the consummation of the transactions contemplated hereby will not, with or without the passage of time and giving of notice (i) violate any law applicable to such party, including any applicable securities laws or (ii) conflict with or result in a breach or violation of, or constitute a default under, or result in termination of, or accelerate the performance required by, or require any action (including any authorization, consent or approval) or notice to any person under (A) any governmental order applicable to or otherwise affecting either such party or its assets or properties, (B) any contract of such party, or (C) the organizational documents of such party, except, in the case of clause (ii)(B), as would not be reasonably expected to have a materially adverse effect on the ability of such party to perform its obligations under this Agreement.

(d)          Such party has not engaged any brokers, finders or agents, and each has not and will not, incur, directly or indirectly, as a result of any action taken by such party, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement for which MSP Recovery will have any liability.

(e)          Other than the foregoing representations and warranties set forth in clauses (a) – (d) above, such party makes no other representations or warranties in connection with this Agreement. The foregoing representations and warranties set forth in clauses (a) – (d) above and this clause (e) shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

4.             Representations and Warranties of MSP Recovery.

(a)           MSP Recovery has the legal capacity and full power and authority to enter into this Agreement and to perform itsobligations hereunder. The execution, delivery and performance by MSP Recovery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by MSP Recovery. This Agreement, when executed and delivered by MSP Recovery, will constitute valid and legally binding obligations of MSP Recovery, enforceable in accordance with its terms except as limitedby the Bankruptcy and Enforceability Exception.

(b)          The execution, delivery and performance by MSP Recovery of this Agreement and the consummation of the transactions contemplated hereby will not, with or without the passage of time and giving of notice (i) violate any law applicable to MSP Recovery, including applicable securities laws, or (ii) conflict with or result in a breach or violation of, or constitute a default under, or result in termination of, or accelerate the performance required by, or require any action (including any authorization, consent or approval) or notice to any person under (A) any governmental order applicable to or otherwise affecting either MSP Recovery or its assets or properties, (B) any contract of MSP Recovery, or (C) any of the transfer restrictions set forth in the Partnership Agreement, except in the case of clause (ii)(B), as would not be reasonably expected to have a material adverse effect on the ability of MSP Recovery to perform its obligation under this Agreement.

(c)           MSP Recovery has not engaged any brokers, finders or agents, and has not and will not, incur, directly or indirectly, as a result of any action taken by MSP Recovery, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement for which any of MRCS, Virage Master or VRM MSP will have any liability.

(d)         Other than the foregoing representations and warranties set forth in clauses (a) – (c) above, MSP Recovery makes no other representations or warranties in connection with this Agreement. The foregoing representations and warranties set forth in clauses (a) – (c) above shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

5.            Covenants.

(a)           Antitrust. To the extent required under any Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade, including the HSR Act (“Antitrust Laws”), each party agrees to promptly make any required filings or application under Antitrust Laws, as applicable, and to take all other actions reasonably necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods or obtain required approvals, as applicable under Antitrust Laws as soon as practicable following the date of this Agreement, including making any refilings necessary to effect the consummation of the Assignment immediately following the occurrence of the Triggering Event.

(b)	VRM MSP following the Triggering Event.

(i)	The parties agree that, without limiting any other provision of this Agreement, the MTA or the LLCA Amendment, from and after the occurrence of the Triggering Event, (i) one hundred percent (100%) of the Distributable Amounts shall not be distributed to the Members and shall be held by VRM MSP until such time as the Assignment has occurred, (ii) each of MRCS and Virage Master, in their capacity as Members of VRM MSP, and Virage Capital, in its capacity as Manager of VRM MSP, agrees (x) that notwithstanding Section 9.03(h) or Section 9.06(e)(ii) of the LLCA, VRM MSP may settle any lawsuit, action, dispute or other proceeding relating to Claims owned by VRM MSP or its subsidiaries so long as such settlement is for an amount that is not less than 3.5x the Paid Amount of the applicable Claims (each as defined in the LLCA), and (y) such party will not take any actions or omit to take any actions in such capacity that are designed to, or would reasonably be expected to, circumvent or otherwise impede the intent and purpose of the transactions contemplated by this Agreement; provided, however, that this clause (y) will not apply with respect to any investment by Virage Capital or any investment vehicle or account advised or managed by Virage Capital with respect to a separate investment in Claims by any of the foregoing, and (iii) the parties will not, without the consent of MSP Recovery, amend the terms of this Agreement or the LLCA, or otherwise take any action that may circumvent the Assignment, the MTA or the LLCA Amendment.

(ii)	Without limiting any other provision of this Agreement, the MTA or the LLCA Amendment, from and after the occurrence of the Triggering Event, Virage Master, in its capacity as Manager, shall take all actions reasonably necessary, appropriate or desirable to implement and give effect to the transactions contemplated by this Agreement.

6.	Termination.

(a)         Effective as of any termination of the MIPA in accordance with the provisions of Article XIII thereof, this Agreement will automatically terminate and be of no further force and effect.

(b)        VRM may, by written notice to MSP Recovery, terminate this Agreement prior to the MTA Effective Time (as defined in the MTA) if MSP Recovery commits a material breach of the MTA and fails to remediate such breach within twenty (20) days of receiving notice thereof from VRM.

(c)        Termination of this Agreement will not affect: (i) any liabilities or obligations of any party to this Agreement arising before such termination or (ii) any damages or other remedies to which a party to this Agreement may be entitled for breach of this Agreement or otherwise.

(d)          Sections 6–12 of this Agreement will survive the termination of this Agreement.

7.          Further Assurances. Each of the parties shall execute, acknowledge and deliver any such additional documents, instruments, notices, assumptions, releases, conveyances and assurances and take such further actions as may be necessary or appropriate to give effect to the transactions contemplated by this Agreement or may be reasonably requested by the other party hereto, including, without limitation, executing and delivering any amendment to the LLCA, any conveyance or any other instrument to reflect the Assignment effective from and immediately upon satisfaction of the conditions set forth in Section 2.

8.          Binding Effect. This Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable only by the parties hereto and their permitted successors and assigns, and shall survive execution and delivery hereof. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto any rights or remedies of any nature whatsoever under or by reason of this Agreement.

9.          Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.

10.        Waiver; Modification. No waiver, modification or change of any of the provisions of this Agreement shall be valid unless in writing and signed by the party against whom such claimed waiver, modification or change is sought to be enforced.

11.        Counterparts. This Agreement may be executed in counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to Agreement by facsimile or .pdf shall be as effective as delivery of a manually executed counterpart of this Agreement.

12.        Headings. The headings contained in this Agreement are for convenience purposes only and will not in any way affect the meaning or interpretation hereof.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed as of the date first above written.

SERIES MRCS

By:
Name:
Title:

[Signature Page to Assignment and Transfer Agreement]

MSP RECOVERY, LLC

By:
Name:
Title:

[Signature Page to Assignment and Transfer Agreement]

VIRAGE RECOVERY MASTER LP
By:	Virage Recovery LLC

By:
	Name:	Edward Ondarza
	Title:	Manager

[Signature Page to Assignment and Transfer Agreement]

VRM MSP RECOVERY PARTNERS LLC
By:	Virage Capital Management LP
	By:	Virage LLC

By:
		Name:	Edward Ondarza
		Title:	Manager

[Signature Page to Assignment and Transfer Agreement]